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                                                                   EXHIBIT 10.50


                   MASTER ENERGY PURCHASE AND SALE AGREEMENT

      This Master Energy Purchase and Sale Agreement (this "Master Agreement" and together with all Transactions, collectively, the "Agreement") is entered into effective as of the 12th day of April, 2001 (the "Effective Date") by and between Enron Energy Services, Inc., a Delaware corporation ("EESI"), and Callaway Golf Company, a Delaware corporation ("Customer"). Each of EESI and Customer may also be referred to individually as "Party" or collectively as "Parties." The Party selling Energy pursuant to a Transaction shall be referred to as the "Seller," and the Party purchasing Energy pursuant to a Transaction shall be referred to as the "Buyer." The definitions set forth in Appendix "1" shall apply to this Agreement.


                                   SECTION 1.
                               SCOPE OF AGREEMENT

1.1. SCOPE OF AGREEMENT. From time to time, the Parties may, but shall not be obligated to, enter into Transactions for the purchase or sale of Energy hereunder. Each Transaction shall be effectuated and evidenced in accordance with this Master Agreement and shall constitute a part of this Master Agreement. The Parties are relying upon the fact that all Transactions, together with this Master Agreement, shall constitute a single integrated agreement, and that the Parties would not otherwise enter into any Transaction. Any conflict between this Master Agreement and a Transaction shall be resolved in favor the Transaction. This Master Agreement shall govern all Transactions between the Parties from and after the Effective Date unless expressly stated otherwise and shall govern all transactions between the Parties entered into prior to the date hereof that relate to the purchase and sale of Energy.

1.2. TRANSACTION PROCEDURES. Each Transaction shall be effectuated and evidenced by a written Confirmation Letter executed by the Parties. The specific terms to be established by the Parties for each Transaction shall include the identity of the Buyer and Seller, the Period of Delivery, the Contract Price, the Delivery Point, the Contract Quantity, whether the Transaction is Firm or Non-Firm and such other terms as the Parties shall agree upon.

1.3. TERM OF AGREEMENT. The term of this Master Agreement shall commence on the Effective Date and shall remain in effect for a period of five (5) years from the Effective Date, and shall thereafter remain in effect until terminated by either Party on 30 days prior written notice ("Master Term"); provided, however, that this Master Agreement shall remain in effect with respect to any Transaction(s) entered into prior to the end of the Master Term until both Parties have fulfilled all their obligations with respect to such Transaction(s).


                                   SECTION 2.
                         REPRESENTATIONS AND WARRANTIES

On the Effective Date and on the date of entering into each Transaction, each Party represents and warrants to the other Party that: (i) it is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and is qualified to conduct its business in each jurisdiction in which a Transaction will be performed by it, (ii) it has all regulatory authorizations necessary for it to legally perform its obligations under this Master Agreement and each Transaction, (iii) the execution, delivery and performance of this Master Agreement and each Transaction are within its powers, have been duly authorized by all necessary action and do not violate any of the terms and conditions in its governing documents, any contracts to which it is a party or any Law applicable to it, (iv) this Master Agreement and each Transaction when entered into in accordance with this Master Agreement constitutes its legally valid and binding obligation enforceable against it in accordance with its terms, subject to any Equitable Defenses, (v) there are no Bankruptcy Proceedings pending or being contemplated by it or, to its knowledge, threatened against it, (vi) there are no Legal Proceedings that materially adversely affect its ability to perform its obligations under this Master Agreement and each Transaction, and (vii) it has knowledge and experience in financial matters and the electric industry that enable it to evaluate the merits and risks of entering into this Master Agreement and each Transaction.
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                                   SECTION 3.
                           OBLIGATIONS AND DELIVERIES

3.1. SELLER'S AND BUYER'S OBLIGATIONS. With respect to each Transaction and subject to the terms of this Master Agreement, Seller shall sell and deliver, or cause to be delivered, and Buyer shall purchase and receive, or cause to be received, at the Delivery Point the Contract Quantity, and Buyer shall pay Seller the Contract Price. Seller shall be responsible for any costs or charges imposed on or associated with the delivery of the Contract Quantity, including control area services, inadvertent energy flows, transmission losses and loss charges relating to the transmission of the Contract Quantity, up to the Delivery Point. Buyer shall be responsible for any costs or charges imposed on or associated with the Contract Quantity, including control area services, inadvertent energy flows, transmission losses and loss charges relating to the transmission of the Contract Quantity, at and from the Delivery Point.

3.2. TRANSMISSION AND SCHEDULING. Seller shall arrange and be responsible for transmission service to the Delivery Point and shall Schedule or arrange for Scheduling services with its Transmission Providers to deliver the Energy to the Delivery Point. Buyer shall arrange and be responsible for transmission service at and from the Delivery Point and shall Schedule or arrange for Scheduling services with its Transmission Providers to receive the Energy at the Delivery Point. Each Party shall designate authorized representatives or agents to effect the Scheduling of the Contract Quantity of Energy.

3.3. TITLE, RISK OF LOSS AND INDEMNITY. As between the Parties, Seller shall be deemed to be in exclusive control (and responsible for any damages or injury caused thereby) of the Energy prior to the Delivery Point, and Buyer shall be deemed to be in exclusive control (and responsible for any damages or injury caused thereby) of the Energy at and from the Delivery Point. Seller warrants that it will deliver to Buyer the Contract Quantity free and clear of all liens, claims and encumbrances arising prior to the Delivery Point. Title to and risk of loss related to the Contract Quantity shall transfer from Seller to Buyer at the Delivery Point. Seller and Buyer shall each indemnify, defend and hold harmless the other Party from any Claims arising from any act or incident occurring when title to the Energy is vested in the indemnifying Party.


3.4. FORCE MAJEURE. If either Party is rendered unable by Force Majeure to carry out, in whole or in part, its obligations under a Transaction and such Party gives notice and full details of the event to the other Party as soon as practicable after the occurrence of the event, then during the pendency of such Force Majeure but for no longer period, the obligations of the Party affected by the event (other than the obligation to make payments then due or becoming due with respect to performance prior to the event) shall be suspended to the extent required. The party affected by the Force Majeure shall remedy the Force Majeure with all reasonable dispatch; provided, however, that this provision shall not require Seller to deliver, or Buyer to receive, Energy at points other than the Delivery Point.

      3.4.1. FORCE MAJEURE SERVICE. In the case of a Force Majeure event, where EESI is the Seller, EESI will use commercially reasonable efforts to procure and provide to Customer the Contract Quantity under each affected Transaction from alternate sources and/or transportation routes or other available means ("Force Majeure Service"); provided that EESI will perform such Force Majeure Service only with Customer's consent, and Customer will bear all incremental costs associated with such Force Majeure Service, which incremental costs will be separate from and in addition to any amounts due from Customer under the applicable Transaction.

3.5. BUYER'S COVER REMEDY FOR SELLER'S FAILURE TO DELIVER IN FIRM TRANSACTIONS. Unless excused by Force Majeure or Buyer's failure to perform, if Seller fails to Schedule and/or deliver all or part of the Contract Quantity pursuant to a Firm Transaction, Seller shall pay Buyer an amount for each unit of Energy in such deficiency equal to the positive difference, if any, obtained by subtracting the Contract Price from the Replacement Price. "Replacement Price" means the price at which Buyer, acting in a commercially reasonable manner, purchases substitute units of Energy not delivered by Seller (plus costs reasonably incurred by Buyer in purchasing substitute units of Energy, including additional Transmission Charges and Penalties (to the extent not duplicative of other charges incurred for Energy), if any, incurred by Buyer) or, absent a purchase, the market price for such quantity at such Delivery Point as determined by Buyer in a commercially reasonable manner. Amounts calculated pursuant to this Section 3.5 shall be subject to Section 5.2. and amounts payable pursuant to this Section 3.5 shall be


                                       2.
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payable on or before three (3) Business Days after receipt of an invoice from
Buyer.

3.6 SELLER'S COVER REMEDY FOR BUYER'S FAILURE TO RECEIVE IN FIRM TRANSACTIONS. Unless excused by Force Majeure or Seller's failure to perform, if Buyer fails to Schedule and/or receive all or part of the Contract Quantity pursuant to a Firm Transaction, Buyer shall pay Seller an amount for each unit of Energy in such deficiency equal to the sum of (1) the positive difference, if any, obtained by subtracting the Sales Price from the Contract Price, and (2) additional costs reasonably incurred by Seller in reselling such Energy not received by Buyer, including additional Transmission Charges, if any. "Sales Price" means the price per unit of Energy at which Seller, acting in a commercially reasonable manner, resells or would be able to resell (if at all), the Energy not received by Buyer, including additional Transmission Charges and Penalties (to the extent not duplicative of other charges incurred for Energy), if any, incurred by Seller. Amounts calculated pursuant to this Section 3.6 shall be subject to Section 5.2 and amounts payable pursuant to this Section 3.6 shall be payable on or before three (3) Business Days after receipt of an invoice from Seller.

3.7 FAILURE TO DELIVER/RECEIVE IN NON-FIRM TRANSACTIONS. A Party may be excused from delivering or receiving the Contract Quantity, in whole or in part, in a Non-Firm Transaction for any reason without liability unless otherwise provided in a Confirmation Letter.

                                   SECTION 4.
                             DEFAULTS AND REMEDIES

4.1. EVENTS OF DEFAULT. An "Event of Default" shall mean with respect to a Party ("Defaulting Party"):

(a) the failure by the Defaulting Party to make, when due, any payment required pursuant to this Agreement if such failure is not remedied within three (3) Business Days after written notice of such failure is given to the Defaulting Party by the other Party ("Non-Defaulting Party") and provided the payment is not the subject of a good faith dispute as described in
     Section 6; or

(b) any representation or warranty made by the Defaulting Party herein shall at any time prove to be false or misleading in any material respect; or

(c) the failure by the Defaulting Party to perform any covenant set forth in this Agreement (other than the events that are otherwise specifically covered in this Section 4.1 as a separate Event of Default or its obligations to deliver or receive Energy a remedy for which is provided in
     Section 3), and such failure is not excused by Force Majeure or cured within five (5) Business Days after written notice thereof to the Defaulting Party; or

(d)  the Defaulting Party shall be subject to a Bankruptcy Proceeding; or

(e) breach or default of the Defaulting Party or any of its subsidiaries with respect to any other term of any indebtedness, lease or other obligation in an amount in excess of $1,000,000, if the effect of such failure, default or breach is to permit the holder of the indebtedness, lease or other obligation, with the passage of time, to declare such to be due prior to its stated maturity.

4.2. EARLY TERMINATION DATE. If an Event of Default occurs with respect to a Defaulting Party at any time during the Master Term, the Non-Defaulting Party may, in its sole discretion, for so long as the Event of Default is continuing.

(a) by no more than twenty (20) days notice to the Defaulting Party, designate a day no earlier than the day such notice is effective as an early termination date ("Early Termination Date") on which all Transactions shall terminate (individually a "Terminated Transaction" and collectively the "Terminated Transactions"); and

(b) withhold any payments due in respect of the Terminated Transactions; provided, however, upon the occurrence of any Event of Default listed in item (d) of Section 4.1 as it may apply to any Party, all Transactions and this Agreement in respect thereof shall automatically terminate, without notice, and without any other action by either Party as if an Early Termination Date had been declared immediately prior to such event.



                                       3.


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4.3. TERMINATION PAYMENT CALCULATION.

(a) If an Early Termination Date has been designated, the Non-Defaulting Party shall in good faith calculate its Gains, Losses and Costs resulting from the termination of the Terminated Transactions.

     As used herein with respect to each Party:

     (1) "GAINS" means, with respect to a Party, an amount equal to the present value of the economic benefit (exclusive of Costs), if any, to it resulting from the termination of its obligations with respect to a Terminated Transaction, determined in a commercially reasonable manner;

     (ii) "LOSSES" means, with respect to a Party, an amount equal to the present value of the economic loss (exclusive of Costs), if any, to it resulting from the termination of its obligations with respect to a Terminated Transaction, determined in a commercially reasonable manner; and

     (iii) "COSTS" means, with respect to a Party, brokerage fees, commissions and other similar transaction costs and expenses reasonably incurred by such Party either in terminating any arrangement pursuant to which it has hedged its obligations or entering into new arrangements which replace a Terminated Transaction, and attorneys' fees, if any, incurred in connection with enforcing its rights under this Agreement.

(b) The Gains, Losses and Costs shall be determined by comparing the value of the remaining term, Contract Quantities and Contract Prices under each Terminated Transaction had it not been terminated to the equivalent quantities and relevant market prices for the remaining term either quoted by a bona fide third-party offer or which are reasonably expected to be available in the market under a replacement contract for each Terminated Transaction.

(c) To ascertain the market prices of a replacement contract, the Non-Defaulting Party may consider, among other valuations, any or all of the settlement prices of NYMEX Power futures contracts, quotations from leading dealers in energy swap contracts and other bona fide third party offers, all adjusted for the length of the remaining term and differences in transmission.

(d) It is expressly agreed that a Party shall not be required to enter into replacement transactions in order to determine the Termination Payment (defined below).

(e) The Non-Defaulting Party shall aggregate such Gains, Losses and Costs with respect to all Transactions into a single net amount ("Termination Payment") and notify the Defaulting Party of such amount.

4.4. OBLIGATION TO PAY TERMINATION PAYMENT.

(a) If the Non-Defaulting Party's aggregate Losses and Costs exceed its aggregate Gains, the Defaulting Party shall, within five (5) Business Days of receipt of such notice, pay such net amount to the Non-Defaulting Party, which amount shall bear interest at the Interest Rate from the Early Termination Date until paid. If the Non-Defaulting Party's aggregate Gains exceed its aggregate Losses and Costs, there shall be no Early Termination Payment.

(b) If the Defaulting Party disagrees with the calculation of the Termination Payment, the issue shall be submitted to arbitration in accordance with the arbitration procedures set forth in Section 8.8 and the resulting Termination Payment shall be due and payable within three (3) Business Days after the award.

(c) Notwithstanding any other provision of this Agreement, if Buyer or Seller fails to pay to the other Party any amounts when due, the aggrieved Party shall have the right to (i) suspend performance under any or all Transactions until such amounts plus interest at the Interest Rate have been paid and/or (ii) exercise any remedy available at law or in equity to enforce payment of such amount plus interest at the Interest Rate; provided, however, if the non-paying Party, in good faith, shall dispute the amount of any such billing or part thereof and shall pay such amounts as it concedes to be correct, no suspension shall be permitted.

4.5 OTHER EVENTS. If Buyer is regulated by a federal, state or local regulatory body, and such body disallows all or any portion of any costs incurred or yet to be incurred by Buyer under any provision of this Agreement, such

                                       4.

action shall not operate to excuse Buyer from performance of any obligation nor shall such action give rise to any right of Buyer to any refund or retroactive adjustment of the Contract Price provided in any Transaction. Notwithstanding the foregoing, if a Party's (the "Regulated Party") activities hereunder become subject to regulation of any kind whatsoever under any law to a greater or different extent than that existing on the Effective Date and such regulation renders this Agreement illegal or unenforceable, or, as to EESI, such regulation has the effect of limiting the price that EESI can charge for Energy under a Transaction or otherwise materially adversely affects EESI's ability to receive the economic benefits of a Transaction, the Regulated Party shall at such time have the right to declare an Early Termination Date in accordance with the provisions hereof, provided, notwithstanding the rights of the Parties to declare an Early Termination Date as above stated, the Regulated Party shall be liable for payment of the Termination Payment as provided in Section 4.3 as calculated by the non-Regulated Party.

                                   SECTION 5.
                         LIMITATIONS; DUTY TO MITIGATE

5.1. LIMITATIONS OF REMEDIES, LIABILITY AND DAMAGES. THE PARTIES CONFIRM THAT THE EXPRESS REMEDIES AND MEASURES OF DAMAGES PROVIDED IN THIS AGREEMENT SATISFY THE ESSENTIAL PURPOSES HEREOF. FOR BREACH OF ANY PROVISION FOR WHICH AN EXPRESS REMEDY OR MEASURE OF DAMAGES IS PROVIDED, SUCH EXPRESS REMEDY OR MEASURE OF DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY, THE OBLIGOR'S LIABILITY SHALL BE LIMITED AS SET FORTH IN SUCH PROVISION AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. IF NO REMEDY OR MEASURE OF DAMAGES IS EXPRESSLY HEREIN PROVIDED, THE OBLIGOR'S LIABILITY SHALL BE LIMITED TO DIRECT ACTUAL DAMAGES ONLY, SUCH DIRECT ACTUAL DAMAGES SHALL BE THE SOLE AND EXCLUSIVE REMEDY AND ALL OTHER REMEDIES OR DAMAGES AT LAW OR IN EQUITY ARE WAIVED. UNLESS EXPRESSLY HEREIN PROVIDED, NEITHER PARTY SHALL BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, LOST PROFITS OR OTHER BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT, UNDER ANY INDEMNITY PROVISION OR OTHERWISE. IT IS THE INTENT OF THE PARTIES THAT THE LIMITATIONS HEREIN IMPOSED ON REMEDIES AND THE MEASURE OF DAMAGES BE WITHOUT REGARD TO THE CAUSE OR CAUSES RELATED THERETO, INCLUDING THE NEGLIGENCE OF ANY PARTY, WHETHER SUCH NEGLIGENCE BE SOLE, JOINT OR CONCURRENT, OR ACTIVE OR PASSIVE. TO THE EXTENT ANY DAMAGES REQUIRED TO BE PAID HEREUNDER ARE LIQUIDATED, THE PARTIES ACKNOWLEDGE THAT THE DAMAGES ARE DIFFICULT OR IMPOSSIBLE TO DETERMINE, OTHERWISE OBTAINING AN ADEQUATE REMEDY IS INCONVENIENT AND THE LIQUIDATED DAMAGES CONSTITUTE A REASONABLE APPROXIMATION OF THE HARM OR LOSS.

5.2 DUTY TO MITIGATE. Each Party agrees that it has a duty to mitigate damages and covenants that it will use commercially reasonable efforts to minimize any damages it may incur as a result of the other Party's performance or non-performance of this Agreement.

5.3 UCC. Except as otherwise provided for herein the provisions of the Uniform Commercial Code ("UCC") of the state whose laws shall govern this Agreement shall be deemed to apply to all Transactions and Energy shall be deemed to be a "good" for purposes of the UCC. EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER EXPRESSLY NEGATES ANY OTHER REPRESENTATION OR WARRANTY, WRITTEN OR ORAL, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY REPRESENTATION OR WARRANTY WITH RESPECT TO CONFORMITY TO MODELS OR SAMPLES, MERCHANTABILITY, OR FITNESS FOR ANY PARTICULAR PURPOSE.

                                   SECTION 6.
                                BILLING; PAYMENT

6.1. BILLING AND PAYMENT. Seller shall render to Buyer (by regular mail, facsimile or other acceptable means pursuant to Section 8.3) for each calendar month during which purchases/sales are made, a statement setting forth the total quantity of Energy that was Scheduled or that Buyer was obligated to purchase and any other charges due

                                       5.

Seller, including payments or credits between the Parties pursuant to Section
3.5 and Section 3.6, under this Agreement during the preceding month and the amounts due to Seller from Buyer therefor. Billing and Payment will be based on Scheduled hourly quantities. On or before five (5) days after receipt of Seller's statement or if such day is not a Business Day, the immediately following Business Day, Buyer shall render, by wire transfer, the amount set forth on such statement to the payment address provided in Exhibit "A". Overdue payments shall accrue interest from, and including, the due date to, but excluding, the date of payment at the Interest Rate. If Buyer, in good faith, disputes a statement, Buyer shall provide a written explanation of the basis for the dispute and pay the portion of such statement conceded to be correct no later than the due date. If any amount disputed by Buyer is determined to be due to Seller, it shall be paid within ten (10) days of such determination, along with interest accrued at the Interest Rate until the date paid.

6.2 NETTING/SETOFF. If Buyer and Seller are each required to pay an amount in the same month, then such amounts with respect to each Party may be aggregated, and the Parties may discharge their obligations to pay through netting, in which case the Party, if any, owing the greater aggregate amount may pay to the other Party the difference between the amounts owed. Each Party reserves to itself all rights, setoffs, counterclaims and other remedies and defenses consistent with
Section 5 (to the extent not expressly herein waived or denied) which such Party has or may be entitled to arising from or out of this Agreement. All outstanding Transactions and the obligations to make payment in connection therewith or under this Agreement or any other agreement between the Parties may be offset against each other, set off or recouped therefrom.

6.3. AUDIT. Each Party (and its representative(s)) has the right, at its sole expense and during normal working hours, to examine the records of the other Party to the extent reasonably necessary to verify the accuracy of any statement, charge or computation made pursuant to this Agreement. If requested, a Party shall provide to the other Party statements evidencing the quantities of Energy delivered at the Delivery Point. If any such examination reveals any inaccuracy in any statement, the necessary adjustments in such statement and the payments thereof will be promptly made and shall bear interest calculated at the Interest Rate from the date the overpayment or underpayment was made until paid; provided, however, that no adjustment for any statement or payment will be made unless objection to the accuracy thereof was made prior to the lapse of two years from the rendition thereof; and provided further that this agreement will survive any termination of the Agreement for a period of two years from the date of such termination for the purpose of such statement and payment objections. If any adjustment owed by a Party determined pursuant to this provision is in excess of $10,000, the audited Party will be responsible for the auditing Party's expenses, up to a maximum of $5,000. Further, the Parties agree that each may audit the other a maximum of one time per year during the Master Term, or any extension thereof.

                                   SECTION 7.
                                     TAXES

7.1 TAXES. The Contract Price shall include full reimbursement for, and Seller is liable for and shall pay, or cause to be paid, or reimburse Buyer if Buyer has paid, all Taxes applicable to a Transaction arising prior to the Delivery Point. If Buyer is required to remit such Tax, the amount shall be deducted from any sums due to Seller. Seller shall indemnify, defend and hold harmless Buyer from any Claims for such Taxes. The Contract Price does not include reimbursement for, and buyer is liable for and shall pay, cause to be paid, or reimburse Seller if Seller has paid, all Taxes applicable to a Transaction arising at and from the Delivery Point, including any Taxes imposed or collected by a taxing authority with jurisdiction over Buyer. Buyer shall indemnify, defend and hold harmless Seller from any Claims for such Taxes. Either Party, upon written request of the other, shall provide a certificate of exemption or other reasonably satisfactory evidence of exemption if either Party is exempt from taxes, and shall use reasonable efforts to obtain and cooperate with obtaining any exemption from or reduction of any Tax. Each Party shall use reasonable efforts to administer this Agreement and implement the provisions in accordance with the intent to minimize Taxes.

7.2. NEW TAXES. If (i) a New Tax is imposed and (ii) Customer or EESI would be responsible for paying such New Tax with respect to the Transactions, the Party responsible for the New Tax ("Affected Party") shall be entitled to declare an Early Termination Date with respect to those Transactions affected by the New Tax ("Affected Transactions") in accordance with the provisions of this Agreement subject to the following conditions:



                                       6.

(a) the Affected Party must give the other Party ("Non-Affected Party") at least thirty (30) days prior written notice of its intent to declare an Early Termination Date (which notice shall also include the additional information described in the last sentence of this Section 7.2), and prior to the proposed Early Termination Date, Customer and EESI shall attempt to reach a mutual agreement as to which Party will pay the New Tax, (b) if a mutual agreement is not reached within thirty (30) days after the Affected Party provides the notice provided in subsection (a) above, the Early Termination Date shall take effect and all Affected Transactions shall be terminated and be subject to the same Early Termination Date, (c) the Early Termination Date shall be effected as if an Event of Default had occurred and EESI shall calculate in a commercially reasonable manner its net Loss (amount of Losses and Costs after netting Gains), if any, resulting from the termination of all Affected Transactions as if it were the "Non-Defaulting Party" under Section 4 hereof and provided further that EESI's Gains and Losses shall be determined without taking into effect the impact of the New Taxes, and (d) Customer shall pay to EESI the amount of the net Loss calculated in subsection (c) above in accordance with the provisions of
Section 4.4(a). In the notice described in subsection (a) above the Affected Party will include a calculation, in reasonable detail, estimating the notional value of the amount payable under subsection (c) above, the Parties acknowledge that such calculation shall be merely a good faith estimate of the amount payable and a final and definitive calculation of the amount due will be made on or before the Early Termination Date.

                                   SECTION 8.
                                 MISCELLANEOUS

8.1. ASSIGNMENT. Neither Party shall assign this Agreement or its rights hereunder without the prior written consent of the other Party, which consent may be withheld in its sole discretion; provided, however, either Party may, without the consent of (but with notice to) the other Party (and without relieving itself from liability hereunder), (i) transfer, sell, pledge, encumber or assign this Agreement or the accounts, revenues or proceeds hereof in connection with any financing or other financial arrangements, (ii) transfer or assign this Agreement to an Affiliate of such Party, or (iii) transfer or assign this Agreement to any person or entity succeeding to all or substantially all of the assets of such Party; provided, however, that in each such case, any such assignee shall agree to in writing to be bound by the terms and conditions hereof.

8.2. FINANCIAL INFORMATION. If requested by Customer, EESI shall deliver (i) within 120 days following the end of each fiscal year, a copy of the annual report of Enron Corp. containing audited consolidated financial statements for such fiscal year certified by independent certified public accountants and (ii) within 60 days after the end of each of its first three fiscal quarters of each fiscal year, a copy of the quarterly report of Enron Corp. containing unaudited consolidated financial statements for such fiscal quarter. If requested by EESI, Customer shall deliver (i) within 120 days following the end of each fiscal year, a copy of the annual report of Customer containing audited consolidated financial statements for such fiscal year certified by independent certified public accountants and (ii) within 60 days after the end of each of its first three fiscal quarters of each fiscal year, a copy of the quarterly report of Customer containing unaudited consolidated financial statements for such fiscal quarter. In all cases the statements shall be for the most recent accounting period and prepared in accordance with GAAP or such other principles then in effect; provided, should any such statements not be available timely due to a delay in preparation or certification, such delay shall not be considered a default so long as such Party diligently pursues the preparation, certification and delivery of the statements.

8.3 NOTICES. All notices, requests, statements or payments shall be made as specified in Exhibit "A". Notices required to be in writing shall be delivered by letter, facsimile or other documentary form. Notice by facsimile or hand delivery shall be deemed to have been received by the close of the Business Day on which it was transmitted or hand delivered (unless transmitted or hand delivered after close in which case it shall be deemed received at the close of the next Business Day). Notice by overnight mail or courier shall be deemed to have been received two Business Days after it was sent. A Party may change its addresses by providing notice of same in accordance herewith.

                                       7.

8.4. CONFIDENTIALITY. Neither Party shall disclose the terms or conditions of this Agreement to a third party (other than the Party's and its Affiliates' employees, lenders, counsel, accountants or advisors who have a need to know such information and have agreed to keep such terms confidential) except in order to comply with any applicable Law or exchange rule; provided, each Party shall notify the other Party of any proceeding of which it is aware which may result in disclosure and use reasonable efforts to prevent or limit the disclosure. The Parties shall be entitled to all remedies available at law or in equity to enforce, or seek relief in connection with, this confidentiality obligation. Notwithstanding the foregoing, Customer agrees that EESI or its affiliates may use Customer's name and a general description of the services provided by EESI to Customer hereunder in customer lists and other promotional or advertising materials that EESI may develop from time to time. Any press release regarding this Agreement will be on the Parties' mutual consent and will be developed jointly by the Parties.

8.5. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND DUTIES OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED, ENFORCED AND PERFORMED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

8.6. WINDING UP ARRANGEMENTS. All indemnity and audit rights shall survive the termination of this Agreement. All obligations provided in this Agreement shall remain in effect for the purpose of complying herewith.

8.7. GENERAL. This Master Agreement, the Exhibits and Appendices hereto, if any, and each Transaction, constitute the entire agreement between the Parties relating to the subject matter contemplated by this Agreement. No amendment or modification to this Master Agreement shall be enforceable unless reduced to writing and executed by both Parties. Any Party in default under this Agreement shall reimburse the other Party, on demand, for actual, reasonable out-of-pocket expenses (and any interest thereon at the Interest Rate), including, without limitation, reasonable legal fees and expenses incurred by the other Party during the occurrence and continuation of such default in connection with the enforcement of, or the preservation of its rights in respect of this Agreement. This Master Agreement shall not impart any rights enforceable by any third-party other than a permitted successor or assignee bound to this Agreement. No waiver by a Party of any default by the other Party shall be construed as a waiver of any other default. Nothing in this Master Agreement shall be construed to create a partnership or joint venture between the Parties. Any provision of this Agreement that is not essential to the purpose of this Agreement that is declared or rendered unlawful by any applicable court of law or regulatory agency or deemed unlawful because of a statutory or regulatory change (individually or collectively, such events referred to as a "Regulatory Event") will not otherwise affect the remaining lawful obligations that arise under this Agreement; further, if a Regulatory Event occurs, the Parties shall use their best efforts to reform the Agreement in order to give effect to the original intention of the Parties. Notwithstanding the foregoing, or anything else in the Agreement to the contrary, in the event that, as a result of a Regulatory Event, a Party (the "Excused Party") is excused from any payment or performance obligation, the other Party shall be correspondingly excused from any payment or performance obligation that would have arisen but for the failure or inability of the Excused Party to perform. The term "including" when used in this Agreement shall be by way of example only and shall not be considered in any way to be in limitation. The headings used herein are for convenience and reference purposes only.

8.8. ARBITRATION. Any claim, counterclaim, demand, cause of action, dispute, and controversy arising out of or relating to this Agreement or the relationship established by this Agreement, any provision hereof, the alleged breach thereof, or in any way relating to the subject matter of this Agreement, involving the Parties and/or their respective representatives (collectively the "Claims"), even though some or all of such Claims allegedly are extra-contractual in nature, whether such Claims sound in contract, tort, or otherwise, at law or in equity, under state or federal law, whether provided by statute or the common law, for damages or any other relief, shall be resolved by binding arbitration. Arbitration shall be conducted in accordance with the rules of arbitration of the Federal Arbitration Act and, to the extent an issue is not addressed by the federal law on arbitration, by the Commercial Arbitration Rules of the American Arbitration Association. The validity, construction, and interpretation of this agreement to arbitrate, and all procedural aspects of the arbitration conducted pursuant hereto shall be decided by the arbitrators. In deciding the substance of the Parties' Claims, the arbitrators shall refer to the governing law. It



                                       8.

is agreed that the arbitrators shall have no authority to award treble, exemplary or punitive damages of any type under any circumstances whether or not such damages may be available under state or federal law, or under the Federal Arbitration Act, or under the Commercial Arbitration Rules of the American Arbitration Association, the Parties hereby waiving their right, if any, to recover any such damages. The arbitration proceeding shall be conducted in Phoenix, AZ. Within thirty days of the notice of initiation of the arbitration procedure, each party shall select one arbitrator. The two arbitrators shall select a third arbitrator. The third arbitrator shall be a person who has over eight years professional experience in electrical energy-related transactions and who has not previously been employed by either Party and does not have a direct or indirect interest in either Party or the subject matter of the arbitration. While the third arbitrator shall be neutral, the two party-appointed arbitrators are not required to be neutral, and it shall not be grounds for removal of either of the two party-appointed arbitrators or for vacating the arbitrators' award that either of such arbitrators has past or present relationships with the Party that appointed such arbitrator. To the fullest extent permitted by law, any arbitration proceeding and the arbitrators award shall be maintained in confidence by the Parties.

     The Parties have executed this Master Agreement in multiple counterparts to be construed as one effective as of the Effective Date.

                         ENRON ENERGY SERVICES, INC.



                         By:
                            ----------------------------------------------------

                         Name:
                              --------------------------------------------------

                         Title:
                               -------------------------------------------------

                         CALLAWAY GOLF COMPANY

                         By:    /s/ Ronald A. Drapeau
                               -------------------------------------------------
                         Name: Ronald A. Drapeau
                         Title: Senior Executive Vice President of Manufacturing



                                       9.

                          APPENDIX "1" -- DEFINITIONS
                                     TO THE
                   MASTER ENERGY PURCHASE AND SALE AGREEMENT

     All references to Articles and Sections are to those set forth in this Agreement. Reference to any document means such document as amended from time to time and reference to any Party includes any permitted successor or assignee thereof. The following definitions and any terms defined internally in this Agreement shall apply to this Agreement and all notices and communications made pursuant to this Agreement.

"AAA" shall have the meaning defined in Section 8.8.

"AFFECTED PARTY" shall have the meaning defined in Section 7.2.

"AFFECTED TRANSACTIONS" shall have the meaning defined in Section 7.2.

"AFFILIATE" means, with respect to any person, any other person (other than an individual) that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such person. For this purpose, "control" means the direct or indirect ownership of fifty percent (50%) or more of the outstanding capital stock or other equity interests having ordinary voting power.

"AGREEMENT PERIOD" shall have the meaning defined in Section 7.2.

"BANKRUPTCY PROCEEDING" means with respect to a Party or entity, such Party or entity (i) makes an assignment or any general arrangement for the benefit of creditors, (ii) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy or similar law for the protection of creditors, or has such petition filed against it and such petition is not withdrawn or dismissed for thirty (30) days after such filing, (iii) otherwise becomes bankrupt or insolvent (however evidenced) or (iv) is unable to pay its debts as they fall due.

"BUSINESS DAY" means a day on which Federal Reserve member banks in New York City are open for business; and a Business Day shall open at 8:00 a.m. and close at 5:00 p.m. local time for each Party's principal place of business.

"BUYER" means the Party to a Transaction who is obligated to purchase and receive, or cause to be received, Energy during a Delivery Term.

"CLAIMS" means all claims or actions, threatened or filed and whether groundless, false or fraudulent, that directly or indirectly relate to the subject matter of an indemnity, and the resulting losses, damages, expenses, attorneys' fees and court costs, whether incurred by settlement or otherwise, and whether such claims or actions are threatened or filed prior to or after the termination of this Agreement.

"CONFIRMATION LETTER" means a written notice confirming the specific terms of a Transaction which shall be in the form attached hereto as "Exhibit B".

"CONTRACT PRICE" means the price in $U.S. (unless otherwise provided for) to be paid by Buyer to Seller for the purchase of Energy pursuant to a Transaction.

"CONTRACT QUANTITY" means that quantity of Energy that Seller agrees to sell and deliver, or cause to be delivered, to Buyer, and that Buyer agrees to purchase and receive, or cause to be received, from Seller, pursuant to the terms of a Transaction.

"COSTS" shall have the meaning defined in Section 4.3(a)(iii).

"DEFAULTING PARTY" shall have the meaning defined in Section 4.1.

"DELIVERY POINT" means the agreed point of delivery and receipt of Energy pursuant to a Transaction.

"DELIVERY TERM" means the period of time from the date physical delivery of the Energy is to commence to the date physical delivery is to terminate under a Transaction.

"EARLY TERMINATION DATE" shall have the meaning defined in Section 4.2(a).

"ENERGY" means Merchandisable Energy expressed in megawatt hours (MWh) or to the extent specifically agreed to by the Parties, capacity or other related products and services and specifically includes the Commodity.

"EQUITABLE DEFENSES" means any bankruptcy, insolvency, reorganization and other laws affecting creditor's rights generally, and with regard to equitable remedies, the discretion of the court before which proceedings to obtain same may be pending.

"EVENT OF DEFAULT" shall have the meaning defined in Section 4.1.

"EXCUSED PARTY" shall have the meaning defined in Section 8.7.

"FIRM" means, with respect to a Transaction, that the only excuse for the failure to deliver Energy by Seller or the failure to receive Energy by the Buyer pursuant to a Transaction is Force Majeure or the other Party's non-performance.

"FORCE MAJEURE" means (with respect to Firm Transactions) an event not anticipated as of the Effective Date, which is not within the reasonable control of the Party (or in the case of third party obligations or facilities, the third party) claiming suspension (the "Claiming Party"), and which by the exercise of due diligence the Claiming Party, or third party, is unable to overcome or obtain or cause to be obtained a commercially reasonable substitute therefor. Force Majeure may include, but is not restricted to, acts of God; fire; civil disturbance; labor dispute; labor or material shortage; sabotage; action or restraint by court order or public or governmental authority that renders this Agreement illegal or unenforceable (so long as the Claiming Party has not applied for or assisted in the application for, and has opposed where and to the extent reasonable, such government action); provided, that neither (i) the loss of Buyer's markets nor Buyer's inability economically to use or resell Energy purchased hereunder nor (ii) Seller's ability to sell Energy to a market at a more advantageous price, shall constitute an event of Force Majeure.

"GAAP" means generally accepted accounting principles, consistently applied.

"GAINS" shall have the meaning defined in Section 4.3(a)(i).

"INTEREST RATE" means, for any date, two percent over the per annum rate of interest equal to the prime lending rate as may from time to time be published in The Wall Street Journal under "Money Rates"; provided, the Interest Rate shall never exceed the maximum lawful rate permitted by applicable law.

"LAW" means any law, rule, statute, regulation, order, writ, judgment, decree or other legal or regulatory determination by a court, regulatory agency or governmental authority of competent jurisdiction.

"LEGAL PROCEEDINGS" means any suits, proceedings, judgments, rulings or orders by or before any court or any governmental authority.

"LOSSES" shall have the meaning defined in Section 4.3(a)(ii).

"MERCHANDISABLE ENERGY" means electric energy of the character commonly known as three-phase, sixty-hertz electric energy that is delivered at the nominal voltage of the Delivery Point.

"NYMEX" means the New York Mercantile Exchange.

"NEW TAXES" means (i) any Taxes enacted and effective after the Effective Date and a material increase in the rate of any Taxes or New Taxes, or (ii) any law, order, rule or regulation, or interpretation thereof, enacted and effective after the Effective Date resulting in the application of any Taxes to a new or different class of persons.

"NON-AFFECTED PARTY" shall have the meaning defined in Section 7.2.

"NON-DEFAULTING PARTY" shall have the meaning defined in Section 4.1(a).

"NON-FIRM" means, with respect to a Transaction, that delivery or receipt of Energy may be interrupted for any reason, without liability by either Party, including, without limitation, price fluctuations.

"PENALTIES" shall mean any costs, charges and/or penalties that are imposed by a Utility, Transmission Provider, and/or other persons in the event Seller fails to schedule or Buyer fails to receive amounts of Energy that the Parties agreed to schedule and receive under a Firm Transaction, expressly including any actual excess costs of Energy incurred by Buyer or Seller as a result thereof, whether such costs are incurred from the applicable Utility, Transmission Provider or another Energy provider, including losses due to Utility or Transmission Provider cash outs or excess Energy purchases.

"REGULATED PARTY" shall have the meaning defined in Section 4.5.

"REGULATORY APPROVALS" means all permissions required under current and future valid and applicable Laws.

"REGULATORY EVENT" shall have the meaning defined in Section 8.7.

"REPLACEMENT PRICE" shall have the meaning defined in Section 3.5.

"SALES PRICE" shall have the meaning defined in Section 3.6.

"SCHEDULING" or "SCHEDULE" means the acts of Seller, Buyer and/or their designated representatives, including each Party's Transmission Providers, if applicable, of notifying, requesting and confirming to each other the quantity and type of Energy to be delivered hourly on any given day or days during the Delivery Term at a specified Delivery Point.

"SELLER" means the Party to a Transaction who is obligated to sell and deliver or cause to be delivered Energy during a Delivery Term.

"TAXES" means any or all ad valorem, property, occupation, severance, generation, first use, conservation, Btu or energy, transmission, utility, gross receipts, privilege, sales, use, consumption, excise, lease, transaction, and other taxes or New Taxes, governmental charges, licenses, fees, permits and assessments, or increases therein, other than taxes based on net income or net worth.

"TERMINATED TRANSACTION" shall have the meaning defined in Section 5.3.

"TERMINATED PAYMENT" shall have the meaning defined in Section 4.3(e).

"TRANSACTION" means a particular transaction agreed to by the Parties relating to the purchase and sale of Energy pursuant to this Master Agreement.

"TRANSMISSION CHARGES" means the amount, if any, to be paid by a Party to a Transmission Provider or Utility for transmission and distribution of Energy and related services as agreed to by the Parties in a Transaction.

"TRANSMISSION PROVIDERS" means the entity or entities transmitting Energy on behalf of Seller or Customer to or from the Delivery Point in a particular Transaction, including, without limitation, any applicable Independent System Operator or Regional Transmission Operator.

"UCC" shall have the meaning defined in Section 5.3.

"UTILITY" means the electric utility distribution company or Transmission Provider providing tariffed services to each of the Facilities as of the Effective Date, and any successor thereto providing similar services.

                                  EXHIBIT "A"
                                     TO THE
                   MASTER ENERGY PURCHASE AND SALE AGREEMENT

                              NOTICES AND PAYMENT


EESI:

NOTICES & CORRESPONDENCE                  PAYMENTS:
Enron Energy Services, Inc.               Bank of America
P.O. Box 1188                             for: Enron Energy Services, Inc.
Houston, Texas 77251-1188                 ABA No.: 111000012
Attn.: Contract Administration            Account No.: 3751257727
Facsimile No.: (713) 853-0528

INVOICES:
Enron Energy Services, Inc.
P.O. Box 1188
Houston, Texas 77251-1188
Attn.: Ms. Derenda Plunkett
Telephone No.: (713) 853-9340
Facsimile No.: (713) 646-2505

CUSTOMER:

NOTICES & CORRESPONDENCE:
Callaway Golf Company
2285 Rutherford Road
Carlsbad, CA
Attn.: Thomas J. Macias
Telephone No.: (760) 930-5216
Facsimile No.: (760) 930-5350

INVOICES:
Callaway Golf Company
2285 Rutherford Road
Carlsbad, CA
Attn.: Accounts Payable
Telephone No.: (760) 930-5451
Facsimile No.: (760) 930-5007

or to such other address as Customer or EESI shall from time to time designate by letter properly addressed.

                               EXHIBIT "B" TO THE
                   MASTER ENERGY PURCHASE AND SALE AGREEMENT

                          FORM OF CONFIRMATION LETTER
                   FOR TRANSACTIONS FORMED UNDER SECTION 1.2

                                     [Date]
[Customer]
Address]

                              CONFIRMATION LETTER

     This Confirmation Letter shall confirm the agreement reached on _________, 2001 between _______________ ("Customer") and Enron Energy Services, Inc. ("EESI") regarding the sale/purchase of Energy under the terms and conditions as follows:

     SELLER:
                              --------------------------
     CUSTOMER:
                              --------------------------
     COMMODITY:               CAISO Energy
                              --------------------------
     DELIVERY TERM:
                              --------------------------
     CONTRACT PRICE:
                              --------------------------
     CONTRACT QUANTITY:
                              --------------------------
     DELIVERY POINT:
                              --------------------------
     SCHEDULING:
                              --------------------------
     SPECIAL CONDITION(S):
                              --------------------------
     OTHER:
                              --------------------------

     This Confirmation Letter is being provided pursuant to and in accordance with the Master Energy Purchase and Sale Agreement dated ________, 2001 (the "Master Agreement") between Customer and EESI, and constitutes part of and is subject to all of the terms and provisions of such Master Agreement. Terms used but not defined herein shall have the meanings ascribed to them in this Master Agreement.

     "CAISO Energy" means, with respect to a Transaction, a quantity of energy equal to the hourly quantity without Ancillary Services (as defined in the Tariff, as defined below) that is or will be scheduled as a schedule coordinator to schedule coordinator transaction pursuant to the applicable tariff and protocol provisions set forth in the California Independent System Operator ("CAISO") (as may be amended from time to time, the "Tariff") for which the only excuse for failure to deliver or receive is an "Uncontrollable Force," as such term is defined in the Tariff.

     Please confirm that the terms stated herein accurately reflect the agreement between you and EESI by returning an executed copy of this letter by facsimile to EESI. If you do not return this Confirmation or object to this Confirmation within two (2) Business Days of your receipt of it, you will have accepted and agreed to all of the terms included herein, including the terms and provisions of the Agreement.

CALLOWAY GOLF COMPANY                  ENRON ENERGY SERVICES, INC.


By:                                    By:
       ------------------------               ------------------------
Title:                                 Title:
       ------------------------               ------------------------
Date:                                  Date:
       ------------------------               ------------------------

                                 April 12, 2001
                              CONFIRMATION LETTER

      This Confirmation Letter shall confirm the agreement reached on April 12, 2001 between Callaway Golf Company ("Customer") and Enron Energy Services, Inc. ("EESI") regarding the sale/purchase of Energy under the terms and conditions as follows:

      Parties:                EESI is the "Seller" and Customer is the "Buyer"

      Delivery Term:          June 1, 2001 through May 31, 2006

      Contract Price:         $110.25 per MWh at the Delivery Point. Customer
                              shall be solely responsible for all charges incurred with respect to the transmission and delivery at and from the Delivery Point, including, without limitation, Utility charges, competitive transition charges, Utility surcharges, direct access charges, and load shaping, balancing and scheduling charges.

      Contract Quantity:      9MW of CAISO Energy (defined below) per hour or
                              394,416 MWh for the Delivery Term.

      Delivery Point:         SP 15

      Special Conditions:     The Parties recognize that under this Transaction
                              EESI is delivering to Customer the Contract
                              Quantity at the Delivery Point and is not providing Customer with any Energy load shaping, balancing or scheduling services, which Customer shall procure for its own account at its sole expense. Customer shall be solely responsible for arranging for the receipt of the Contract Quantity at the Delivery Point and for the subsequent transmission and delivery of the Contract Quantity from the Delivery Point to Customer's meter(s) and for any and all cost incurred with respect thereto. If necessary, Customer shall be solely responsible for obtaining status with the respective Utility as a "direct access" customer, obtaining and designating a direct access service provider, and paying any and all costs incurred with respect thereto. EESI shall not be customer's direct access provider, and Customer shall not be a direct access customer of EESI, under this Transaction. Failure of Customer to obtain direct access status; to arrange for receipt of the Contract Quantity at the Delivery Point; or to arrange for the subsequent transmission and delivery of the Contract Quantity shall not excuse
                              Customer's performance under this Transaction or the Master Agreement.

      OTHER: "CAISO Energy" means, with respect to the Transaction, the quantity of energy equal to the hourly quantity without Ancillary Services (as defined in the Tariff, as defined below) that is or will be scheduled as a schedule coordinator-to-schedule coordinator transaction pursuant to the applicable tariff and protocol provisions set forth in the California Independent System Operator ("CAISO") (as may be amended from time to time, the "Tariff") for which the only excuse for failure to deliver or receive is an "Uncontrollable Force," as such term is defined in the Tariff.

     This Confirmation Letter is being provided pursuant to and in accordance with the Master Energy Purchase and Sale Agreement dated April 12, 2001 (the "Master Agreement") between Customer and EESI, and constitutes part of and is subject to all of the terms and provisions of such Master Agreement. Terms used but not defined herein shall have the meanings ascribed to them in this Master Agreement.

     Please confirm that the terms stated herein accurately reflect the agreement between you and EESI by returning an executed copy of this letter by facsimile to EESI. If you do not return this Confirmation or object to this Confirmation within two (2) Business Days of your receipt of it, you will have accepted it and agreed to all of the terms included herein, including the terms and provisions of the Agreement.

CALLAWAY GOLF COMPANY                        ENRON ENERGY SERVICES, INC.

By: /s/ RONALD A. DRAPEAU                    By:
    -------------------------                    -------------------------------
Title: Senior Executive Vice President,      Title:
       Manufacturing                                ----------------------------

Date:  April 13, 2001                        Date: April 13, 2001